UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2014

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (213) 488-0226
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The information set forth in Item 7.01 hereof is incorporated by reference in this Item 2.02.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.
On February 28, 2014, American Apparel, Inc. (the “Company”) received a letter from NYSE MKT LLC (the “Exchange”) indicating that the Company is not in compliance with the continued listing standards of the Exchange set forth in Section 1003(a)(iv) of the NYSE MKT LLC Company Guide (the “Company Guide”). In order to maintain its listing, the Company must submit a plan of compliance (the “Plan”) by March 21, 2014 addressing how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by April 15, 2014. If the Plan is accepted, the Company may be able to continue its listing but will be subject to periodic review by the Exchange. If the Company fails to submit the Plan, the Plan is not accepted, or if the Company does not make progress consistent with the Plan by April 15, 2014, the Exchange will initiate delisting proceedings as appropriate.

The Exchange’s notice has no immediate effect on the listing of the Company’s common stock on the Exchange. The Company’s management is pursuing options to address the Company’s financial requirements and intends to submit the Plan on or before March 21, 2014.

Item 7.01 Regulation FD Disclosure.
On March 6, 2014, the Company issued a press release announcing preliminary sales for the month ended February 28, 2014 and certain other financial information. The press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

99.1	Press release, dated March 6, 2014, of American Apparel, Inc.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated:	March 6, 2014	By:	/s/ John J. Luttrell
			Name:	John J. Luttrell
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description
99.1            Press release, dated March 6, 2014, of American Apparel, Inc.